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                                                                    EXHIBIT 10.1

                        COVAD COMMUNICATIONS GROUP, INC.

                            EXECUTIVE SEVERANCE PLAN

                                       AND

                            SUMMARY PLAN DESCRIPTION

             Effective Date: October 1, 2004 until December 31, 2007

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                        COVAD COMMUNICATIONS GROUP, INC.
                            EXECUTIVE SEVERANCE PLAN
                                       AND
                            SUMMARY PLAN DESCRIPTION

SECTION 1. INTRODUCTION. The Covad Communications Group, Inc. Executive Severance Plan (the "Plan") is primarily designed to provide those eligible employees of Covad Communications Group, Inc. (the "Company") and its subsidiaries whose employment is terminated for reasons delineated in the Plan with financial assistance while they are seeking new employment opportunities. The Plan is effective for eligible employees who are notified between October 1, 2004 and December 31, 2007 that their employment will be terminated.

SECTION 2. PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION

This Plan is designed to be an "employee welfare benefit plan," as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This Plan is governed by ERISA and, to the extent applicable, the laws of the State of California. This document constitutes both the official plan document and the required summary plan description under ERISA.

Only those employees who are notified in writing of their participation in the Plan shall be eligible for Severance Benefits under the Plan.

SECTION 3. DEFINITIONS.

      "INVOLUNTARY TERMINATION": Any purported termination of your employment by the Company or a Subsidiary other than as expressly excluded under this definition. Involuntary termination does not include termination of employment due to:

            (1) "Disability" defined as any medically determinable physical or mental impairment that has lasted for a continuous period of not less than six months and can be expected to be permanent or of indefinite duration, and that renders you unable to perform the essential functions of your job with or without reasonable accommodation.

            (2) Death;

            (3) "Cause" defined as any of the following: (i) conviction of any felony which includes as an element of the crime a premeditated intention to commit the act, (ii) serious misconduct involving dishonesty in the course of employment, or (iii) habitual neglect of your duties (other than on account of disability) which habitual neglect materially adversely affects your performance of your duties and continues for 30 days following your receipt of notice from the Board of Directors of the Company (if you are an employee of the Company), or the Board of Directors of a Subsidiary (if you are an employee of a Subsidiary), which specifically identifies the nature of the habitual neglect and the duties that are materially adversely affected and states that, if not cured, such habitual neglect constitutes grounds for termination; except that Cause shall not mean: (1) bad judgment or negligence other than habitual neglect of duty; (2) any act or omission believed by you in good faith to have been in or not opposed to the interest of the

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Company and its Subsidiaries (without intent to gain, directly or indirectly, a profit to which you were not legally entitled); (3) any act or omission with respect to which a determination could properly have been made by the Board of Directors of your employer that you met the applicable standard of conduct for indemnification or reimbursement under such employer's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or (4) any act or omission with respect to which notice of termination is given more than 12 months after the earliest date on which any member of the board of directors of your employer, not a party to the act or omission, knew or should have known of such act or omission.

      "UNCORRECTED PERFORMANCE DEFICIENCIES": Means the performance of your duties fails to meet an acceptable level as determined by the CEO thirty (30) days following your receipt of written notice from the CEO which specifically identifies the nature of the performance deficiencies and the acceptable level of performance which he/she expects the executive to achieve.

SECTION 4. ELIGIBILITY TO PARTICIPATE.

      A. GENERAL RULES. You will generally be eligible to participate and to receive benefits under the Plan if you meet all of the following requirements:

                  1. you are a regular full-time employee of the Company or a Subsidiary in Salary Grades M4J, M5K or M6L; (employees who are classified by the plan sponsor for payroll and tax withholding purposes as independent contractors or who are classified by the plan sponsor as temporary agency employees and treated as payroll employees of the temporary agency, for such time as they are so classified, regardless of any determination by a court or agency that they are common law employees of the plan sponsor are not regular full time employees);

                  2. you are notified during the term of the Plan (that is, the period commencing October 1, 2004 and ending on December 31, 2007) of your Involuntary Termination for reasons other than Uncorrected Performance Deficiencies;

                  3. you have returned to the Company all company documents created and received by you during your employment (electronic and paper) with the exception only of your personal copies of documents evidencing your hire, termination, compensation, benefits and stock options, and any other documents you have received as a shareholder of Group;

                  4. you have returned to the Company all items of property provided to you for your use during employment with the Company and its Subsidiaries including, but not limited to, computers (laptops or otherwise), software, modems, routers, cell phones, all peripherals, building access/ID cards, keys and passes, credit and calling cards issued to you;

                  5. you execute the General Release of All Claims, a copy of which is attached as Exhibit A, within five (5) days after your termination date if you are under age forty (40), or you execute the General Release of All Claims, a copy of which is attached as Exhibit B, within forty-five (45) days after your termination date (or any

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      longer period required under the Older Workers Benefit Protection Act) if you are age forty (40) or over (and do not revoke your agreement to the terms of the release within any applicable revocation period); and

                  6. you are not in one of the excluded categories listed below.

      B. EXCEPTIONS. You will not be eligible for severance benefits under this Plan if:

                  1. you voluntarily terminate employment, unless such voluntary termination occurs after you receive notice of an involuntary termination which would otherwise qualify you for benefits and the Plan Administrator determines, in its sole discretion, that your earlier voluntary termination is in the best interests of the Company;

                  2. you are a temporary or seasonal employee or work for the Company or a Subsidiary solely as a leased employee, independent contractor, consultant or agent or you are otherwise classified as such by the Company or a Subsidiary (whether or not such classification is upheld upon governmental or judicial review); or

                  3. you are covered by any other severance or separation pay plan or arrangement with the Company or a Subsidiary or by an employment agreement with the Company or a Subsidiary that provides for severance benefits and that is in effect on your termination.

SECTION 5. SEVERANCE BENEFITS.

      A. TIME OF PAYMENT AND FORM OF BENEFIT. If you are eligible for severance benefits under the Plan you will receive these benefits in the form of a single lump sum payment (unless the Plan Administrator determines, in its sole discretion, to pay such benefits in installments; provided, however, that all payments under the Plan will be completed within twenty-four (24) months of your termination date) and are subject to all applicable withholdings. Your benefits will be paid as soon as administratively feasible after your termination of employment with the Company or a Subsidiary in connection with the occurrence of all of the following events:

                  1. you have been notified in writing of an Involuntary Termination for reasons other than Uncorrected Performance Deficiencies;

                  2. the Company's receipt of your executed General Release; and

                  3. the expiration of any rescission or revocation period applicable to your executed General Release.

      B. AMOUNT OF SEVERANCE PAY. If you do not sign the General Release, you will receive two (2) weeks of Salary. If you do sign the General Release effective irrevocably, the amount of your severance benefit will generally be determined in accordance with the guidelines set forth below, measured as of the effective date of your termination of active employee status:

                  1. Employees who have been notified of an Involuntary Termination because of Uncorrected Performance Deficiencies will receive sixty (60) days of salary;

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                  2. Employees who have been notified of an Involuntary
      Termination for reasons other than Cause or Uncorrected Performance Deficiencies will receive one hundred and eighty (180) days of salary;

                  3. SALARY generally means your annual base salary determined as of your termination date and generally does not include, for example, bonuses, overtime compensation, incentive pay, shift premiums or differentials, compensation associated with employee stock options or stock purchase plans, reimbursements, or expense allowances. If you are a commissioned sales personnel, your salary will also include sales commissions for the number of days of Salary you will receive as severance pay as outlined above (such commissions will be the average of the last three calendar months of commissions actually earned as defined pursuant to your applicable commission plan. Sixty days of Salary means the base salary you would earn during the 60 calendar days immediately following your date of termination; that is 16.44 percent of your annual base salary. One hundred and eighty days of Salary means the base salary you would earn during the 180 calendar days immediately following your date of termination; that is 49.32 percent of your annual base salary.

                  4. This Plan is intended to coordinate, where applicable, with any obligations of the Company under the Federal Worker Adjustment and Retraining Notification ("WARN") Act or any similar state laws requiring notice before termination. Accordingly, if your termination is deemed covered by WARN or any state law requiring a notice period prior to termination, the benefit payable under this Plan shall be reduced (but not below Zero) by the amount of pay received by you during any applicable required notice period during which you are not required to be actively at work, or by the amount paid to you in lieu of any such required notice period. For employees who sign the General Release and are subject to WARN or any state law requiring notice prior to termination, the benefits payable under this Plan shall not be reduced below three (3) weeks of Salary on account of amounts paid during or in lieu of any required notice period.

      C. OTHER SEVERANCE AGREEMENTS. The Plan Administrator may, as it deems appropriate and in its sole discretion, authorize severance benefits in an amount different from the guideline amount. Under certain circumstances, the Plan Administrator may, in its sole discretion, waive or modify, with respect to one or more classes of employees, the eligibility requirements for severance benefits or modify the method of calculating their severance benefits.

      D. VACATION PAY. You will also receive a lump sum payment for all your accrued and unused vacation through your termination date in a separate paycheck.

      E. REEMPLOYMENT. In the event you are re-employed by the Company or a Subsidiary during the period following your termination date that is equal to the number of days of Salary you will receive as severance pay as outlined in
Section 4B, you will be required to repay to the Company or its Subsidiary a prorated portion of the severance pay received under the Plan.

SECTION 6. COBRA CONTINUATION COVERAGE. Your existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for your eligible

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dependents) will end on the last day of the month in which your employment terminates. You and your eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). You and your eligible dependents will be provided with a COBRA election form and notice which describe your rights to continuation coverage under COBRA. If you are eligible for severance benefits under the Plan at the time of your termination of employment and you timely elect COBRA continuation coverage, then, provided you sign the General Release effective irrevocably, the Company will pay for COBRA coverage for you and, if applicable, your eligible dependents (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for a minimum of two (2) months or up to the equivalent number of months of Salary you will receive pursuant to this Plan. After such period of Company-paid COBRA coverage, you (and, if applicable, your eligible dependents) may continue COBRA coverage at your own expense in accordance with COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA. Therefore, the period during which you must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to you, and all your other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. Any such election is your responsibility, not the Company's or a Subsidiary's.

In addition, the Company or a Subsidiary shall provide, at no cost to you, continued eligibility for you and your eligible dependents in the Company's Employee Assistance Program for up to eighteen (18) months.

SECTION 7. OTHER EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) terminate as of your termination date (except to the extent that any conversion privilege is available thereunder). This Plan does not affect any vested benefits you may have under stock option, stock purchase, or 401(k) plans of the Company or its Subsidiaries; your rights, if any, under these plans, including any rights you may have to exercise vested option shares, continue as set forth in the documents governing such plans.

SECTION 8. PLAN ADMINISTRATION. As the Plan Administrator, the Company has full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and for benefits under the Plan, the amount of benefits (if any) payable per participant, and to interpret ambiguous terms. The Plan Administrator may delegate any or all of its administrative duties to personnel of the Company or a Subsidiary. Any such delegation will carry with it the full discretionary authority of the Plan Administrator to carry out the delegated duties. The Company, as the Plan Administrator, will indemnify and hold harmless any person to whom it delegates its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct. All determinations by the Plan Administrator or its delegate will be final and conclusive upon all persons.

SECTION 9. BENEFITS. All benefits will be paid from the general assets of the Company. The Company will not establish a trust to fund the benefits which may become due and payable under the Plan. The benefits provided under the Plan are not assignable and may be conditioned upon your compliance with any confidentiality agreement you have entered into with the Company or upon your compliance with any Company policy or program.

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SECTION 10. CLAIMS PROCEDURE.

      A. INITIAL BENEFIT CLAIM PROCEDURE.

Benefits under this Plan will be calculated and paid automatically to eligible Participants. If, however, you believe that you were not paid the benefits due and owing to you, you may file a claim with the Administrator. The claim must be in writing and state the basis on which you claim additional benefits. No claim for Plan benefits shall be valid unless it is submitted in writing to the Administrator within sixty (60) days following the receipt or denial of the disputed benefit. Employees who are denied Plan benefits at the termination of their employment and who feel they are entitled to Plan benefits must file a claim for Plan benefits within sixty (60) days following their Termination Date.

If your claim for benefits under the Plan is denied in whole or in part, you will be notified by the Administrator in writing or electronically within ninety
(90) days after the date the claim is delivered to the Administrator. Any electronic notification shall comply with Department of Labor regulations regarding such matters. If the Administrator determines that special circumstances require an extension of time for processing the claim, you will be given written notice of the extension prior to the expiration of the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to decide the claim. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.

If a claim for benefits is denied, the Administrator will notify you in writing. The notification will be written in understandable language and will state: (i) the specific reasons for denial of the claim, (ii) specific references to Plan provisions on which the denial is based, (iii) a description (if appropriate) of any additional material or information necessary for you to perfect the claim, and (iv) an explanation of the Plan's review procedure and the time limits applicable to such procedures and a statement of your rights to bring a civil action under Section 502(a) of ERISA if your claim for benefits is denied on appeal.

      B. REVIEW OF DENIED CLAIMS.

Within sixty (60) days after a claim has been denied, in whole or in part, if you wish to pursue your claim further, you (or your authorized representative) may request a review by submitting to the Administrator a written statement: (a) requesting a review of the denial of the claim; (b) setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and (c) setting forth any issues or comments which you deem relevant to the claim. You may, in addition to written comments, submit documents, records, and other information relating to the claim for benefits. You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits (other than legally privileged documents). A document, record or other information shall be considered "relevant" to the claim if the document, record or other information (i) was relied upon in making the benefit determination;
(ii) was submitted, considered or generated in the course of making the benefit determination, without regard to whether it was relied upon in making the benefit determination; or (iii) if it demonstrates the Administrator's compliance with administrative processes and safeguards.

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The Administrator shall make a decision on review within sixty (60) days after the receipt of your request for review by the Plan, unless the Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to you prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to make its determination on review.

The Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. An adverse benefit determination shall set forth (i) the specific reason(s) for the adverse determination; (ii) reference to the specific Plan provisions on which the benefit determination is based; (iii) a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to your claim for benefits; and (iv) a statement of your rights to bring a civil action under Section 502(a) of ERISA.

No legal action for benefits under this Plan may be brought until this claims procedure has been exhausted, initially and on appeal. No legal action may be commenced or maintained against the Plan or the Company more than one year after the claims procedure is exhausted.

SECTION 11. PLAN TERMS; EFFECT ON PRIOR PLANS. The Plan supersedes and replaces any and all prior separation, severance and salary continuation arrangements, programs and plans which were previously offered by the Company or a Subsidiary to the covered employees.

SECTION 12. PLAN AMENDMENT OR TERMINATION. The Company reserves the right to terminate or amend the Plan at any time and in any manner. Any action amending or terminating the Plan shall be in writing and executed by the Chief Financial Officer or the Executive in charge of Human Resources for the Company. The provisions of the Plan are intended to serve as mere guidelines for the payment of severance benefits under certain prescribed circumstances and are not intended to provide any employee with a vested right to severance benefits. Accordingly, any termination or amendment of the Plan may be made effective immediately with respect to any benefits not yet paid, whether or not prior notice of such amendment or termination has been given to affected employees. This Plan terminates by its own terms when all benefits hereunder have been paid.

SECTION 13. TAXES. The Company or a Subsidiary will withhold taxes and all other applicable payroll deductions from any severance payment.

SECTION 14. NO RIGHT TO EMPLOYMENT. No provision of the Plan is intended to provide you or any other employee with any right to continue employment with the Company or a Subsidiary or otherwise affect the right of the Company or any such Subsidiary, which right is hereby expressly reserved, to terminate the employment of any individual at any time for any reason, with or without cause.

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SECTION 15. STATEMENT OF ERISA RIGHTS. As a participant in the Covad
Communications Group, Inc. Executive Severance Plan (the "Plan"), you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA provides that all Plan participants shall be entitled to:

      A. Examine, without charge, at the Plan Administrator's office and at other specified locations such as worksites, all Plan documents, including all documents filed by the Plan with the U.S. Department of Labor, such as plan descriptions.

      B. Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

            In addition to creating rights for certain employees of the Company and its Subsidiaries under the Plan, ERISA imposes duties upon the people who are responsible for the operation of the employee welfare benefit plan. The people who operate the Plan (called "fiduciaries") have a duty to do so prudently and in the interest of the employees who are covered by the Plan.

            No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit to which you are entitled under the Plan or from exercising your rights under ERISA.

            If your claim for a welfare (severance) benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for a severance benefit which is denied or ignored, in whole or in part, you may file suit in a federal or a state court. If it should happen that the Plan fiduciaries misuse the Plan's money (if any) or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful in your lawsuit, the court may order the party you have sued to pay your legal costs, including attorney fees. However, if you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim or suit is frivolous.

            If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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SECTION 16. EXECUTION. To record the amendment and restatement of the Plan as set forth herein, effective as of October 1, 2004 Covad Communications Group, Inc. has caused its duly authorized officer to execute the same this 1st day of October 2004.

                                   COVAD COMMUNICATIONS GROUP, INC.

                                   By: /s/ Patrick Dillon
                                      ----------------------------------------
                                      Patrick Dillon
                                      Senior Vice President, Organizational
                                      Transformation

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                           ADDITIONAL PLAN INFORMATION

Name of Plan:                         Covad Communications Group, Inc. Executive
                                      Severance Plan

Company Sponsoring Plan:              Covad Communications Group, Inc.
                                      110 Rio Robles
                                      San Jose, California 95134-1813

Employer Identification Number:       94-3255161

Plan Number:                          502

Plan Year:                            The calendar year.

Plan Administrator:                   Covad Communications Group, Inc.
                                      c/o Patrick Dillon, Senior Vice President,
                                      Organizational Transformation
                                      110 Rio Robles
                                      San Jose, California 95134-1813
                                      Phone: (408) 952-7456

Direct Inquiries to:                  Kristin Ming, Benefits Administrator
                                      (408) 952-7390

Agent for Service of Legal Process:   Plan Administrator
                                      Attn: Kristin Ming, Benefits Administrator

Type of Plan:                         Severance Plan/Employee Welfare Benefit
                                      Plan

Plan Costs:                           The cost of the Plan is paid by Covad
                                      Communications Group,  Inc. and its
                                      subsidiaries

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                                    EXHIBIT A

                          GENERAL RELEASE OF ALL CLAIMS

      In consideration of the payments and benefits to be received by me,______ [employee name] under the Covad Communications Group, Inc. Executive Severance Plan on behalf of myself, my heirs, executors, administrators, successors, and assigns, hereby make the following agreements and acknowledgements:

I.    RELEASE AND WAIVER OF ALL CLAIMS

      A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Group, Inc., and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims for unpaid wages, salaries and commissions, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment and workers' compensation insurance benefits.

      B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

      C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

            I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General

Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II.   CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

            I hereby agree and understand that:

      A.I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

            - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

            - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

      B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

      C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

III.  ENTIRE AGREEMENT

            I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

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

IV.   NO ADMISSION

            I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

V.    SEVERABILITY

            I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

VI.   DISPUTE RESOLUTION

            I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or, at my option, in the County where I reside at the time the dispute arises, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. I understand that this arbitration clause applies to all claims, including claims under federal or state employment or civil rights laws (other than claims for workers' compensation or unemployment insurance benefits). Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. In reaching a decision, the arbitrator shall adhere to relevant law and applicable precedent, and shall have no power to vary there from. The arbitrator shall issue a written decision making specific findings of fact and stating conclusions of law. I understand that each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this General Release, and shall not be required to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional remedies, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy. I understand that the Company will pay the costs of arbitration in excess of the costs I would incur to bring such claim in a civil court.

VII.  TIME TO CONSIDER AND SIGN GENERAL RELEASE

            I understand that I may have five (5) days after receipt of this General Release within which I may review and consider, discuss with an attorney of my own choosing and at my own expense, and decide whether or not to sign this General Release.

VIII. EFFECTIVE DATE

            I understand that this General Release becomes effective immediately upon signing it.

IX.   MISCELLANEOUS ACKNOWLEDGEMENTS

      A. I hereby acknowledge that I understand that, but for my signing of this General Release, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand further that, even if I did not sign this General Release, I would still be entitled to:

                  1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

                  2. The opportunity, if I am eligible, to elect, at my sole expense, to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

      B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ____________________, 200_.

Signed this _____ day of ___________, 200_.

                                                _______________________________
                                                      Employee's Signature

                                                _______________________________
                                                      Employee's Name (Printed)

Copies of the signed release or revocation letter should be mailed or faxed to:

      Kristin Ming, Benefits Analyst, 110 Rio Robles, San Jose, California 95134-1813 Fax: (408) 952-7404

                                    EXHIBIT B

                          GENERAL RELEASE OF ALL CLAIMS

      In consideration of the payments and benefits ______________ [amount of benefit] to be received by me, ____________ [employee name] under the Covad Communications Group, Inc. Executive Severance Plan on behalf of myself, my heirs, executors, administrators, successors, and assigns, hereby make the following agreements and acknowledgements:

I.    RELEASE AND WAIVER OF ALL CLAIMS

      A. I hereby agree that I fully and forever discharge, waive and release any and all claims and causes of action of any kind that I may have had or now have against Covad Communications Group, Inc., and any of its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives (collectively, the "COMPANY" or "COVAD") arising out of or relating in any way to (1) my employment with the Company and the termination thereof, including but not limited to claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, infliction of emotional distress, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, the California Labor Code including Section 1197.5 thereof, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), WARN, and any other local, state and federal laws and regulations relating to employment, except any claims I may have for unemployment and workers' compensation insurance.

      B. I hereby agree that I fully and forever waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California, or analogous law of any other state, which states as follows:

A general release does not extend to claims which the creditor [i.e., employee] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

      C. I understand that various lawsuits have been brought against the Company alleging fraud and/or other legal violations relating to transactions in the Company's securities, and that some of those cases have been brought as purported class actions on behalf of various classes of persons who acquired such securities. I have made my own determination as to whether I wish to consult with the law firms purporting to represent such classes, and as to whether I am eligible to and wish to participate in such cases. I understand that by signing this Agreement I will be precluded from such participation, and will be waiving any rights I might otherwise have had as a result of such lawsuits.

            I agree and understand that if, hereafter, I discover facts different from or in addition to those which I now know or believe to be true, that the waivers of this General Release of All Claims ("GENERAL RELEASE") shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

II.   CONFIDENTIAL INFORMATION & COMPANY EMPLOYEES

            I hereby agree and understand that:

      A. I am required to return to the Company immediately upon my termination of employment all Company Information, including but not limited to notebooks, notes, manuals, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, or other data or memorializations of any kind, as well as any Company property or equipment, that I have in my possession or under my control. I further agree and understand that I am not entitled or authorized to keep any portions, summaries or copies of Company Information, and that I am under a continuing obligation to keep all Company Information confidential and not to disclose it to any third party in the future. I understand that the term "COMPANY INFORMATION" includes, but is not limited to, the following:

            - Trade secret, information, matter or thing of a confidential, private or secret nature, connected with the actual or anticipated products, research, development or business of the Company or its customers, including information received from third parties under confidential conditions; and

            - Other technical, scientific, marketing, business, product development or financial information, the use or disclosure of which might reasonably be determined to be contrary to the interests of the Company.

      B. I am prohibited for a period of one (1) year after the termination of my employment, from soliciting for employment, whether as an employee, independent contractor, or agent, any Company employee; and for that same time period I am prohibited from encouraging or otherwise enticing any Company employee to terminate his or her employment with the Company.

      C. The promises and agreements of this Section II. are a material inducement to the Company to provide me with the payments and benefits under the Plan and that, for the breach thereof, the Company will be entitled to pursue its legal and equitable remedies against me, including, without limitation, the right to immediately cease payments made pursuant to the Plan and/or seek injunctive relief; provided, however, this General Release will remain in full force and effect.

III.  ENTIRE AGREEMENT

      I agree and understand that this General Release contains the entire agreement between the Company and me with respect to any matters referred to in the General Release, and supersedes any and all previous oral or written agreements.

IV.   NO ADMISSION

            I agree and understand that neither the fact nor any aspect of this General Release is intended, should be deemed, or should be construed at any time to be an admission of liability or wrongdoing by either myself or the Company.

V.    SEVERABILITY

            I agree and understand that if any provision, or portion of a provision, of this General Release is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this General Release and this General Release shall be construed as if such unenforceable provision or portion had never been contained herein.

VI.   DISPUTE RESOLUTION

            I hereby agree and understand that any and all disputes regarding any alleged breach of this General Release shall be settled by final and binding arbitration in the County of Santa Clara, California, or, at my option, in the County where I reside at the time the dispute arises, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, or its successor, and judgment upon the award rendered may be entered in any court with jurisdiction. I understand that this arbitration clause applies to all claims, including claims under federal or state employment or civil rights laws (other than claims for workers' compensation or unemployment insurance benefits). Unless another limitations period is expressly mandated by statute, to be timely, any dispute must be referred to arbitration within twelve (12) months of the incident or complaint giving rise to the dispute. Disputes not referred to arbitration within such twelve (12) month period shall be deemed waived, and the arbitrator shall deny any untimely claims. In reaching a decision, the arbitrator shall adhere to relevant law and applicable precedent, and shall have no power to vary there from. The arbitrator shall issue a written decision making specific findings of fact and stating conclusions of law. I understand that each party retains the right to file, in a court of competent jurisdiction, an application for provisional injunctive and/or equitable relief in connection with a claim relating to this General Release, and shall not be required to post a bond or other security in seeking such relief unless specifically required by law. Although a court may grant provisional remedies, the arbitrator shall at all times retain the power to grant permanent injunctive relief, or any other final remedy. I understand that the Company will pay the costs of arbitration in excess of the costs I would incur to bring such claim in a civil court.

VII.  WAIVER

      By signing this Agreement, I acknowledge that:

      a.    I have carefully read, and understand, this Agreement;

      b. I have been given forty-five (45) days to consider my rights and obligations under this Agreement and to consult with an attorney;

      c. I have been provided a notice by the Company, as required by the Older Workers Benefit Protection Act of 1990, that contains information about individuals covered under the Plan, eligibility factors for participation in the Plan, the time limits applicable to the Plan, the job titles and ages of the employees in my organizational unit designated to participate in the Plan and the job titles and ages of the employees in the same organizational unit who have not been designated to participate in the Plan.

      d. The Company advised me to consult with an attorney and/or any other advisors of my choice before signing this Agreement;

      e. I understand that this Agreement is legally binding and by signing it I give up certain rights;

      f. I have voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;

      g. I knowingly and voluntarily release Covad, including its affiliates, predecessors, successors, parents, subsidiaries or assigns and any of their respective officers, directors, agents, employees, and representatives from any and all claims I may have, known or unknown, in exchange for the payments I have obtained by signing this Agreement, and that these payments are in addition to any payments I would have otherwise received if I did not sign this Agreement;

      h. The General Release in this Agreement includes a waiver and release of all claims I may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621 et seq.); and

      i. This Agreement does not waive any rights or claims that may arise after this Agreement is signed and becomes effective, which is eight
            (8) days after I sign it.

VIII. OPPORTUNITY TO REVOKE AND EFFECTIVE DATE

            I understand that this General Release will not become effective until expiration of the seventh (7) day after I sign it; provided that I do not revoke it during those seven (7) days, and that for a period of seven (7) days after I sign this General Release, I may revoke it. I agree and understand that if I decide to revoke this General Release after I sign it, I can do so only by delivering a written notification of my revocation, no later than the seventh day after I sign this General Release, to:

      Kristin Ming, Benefits Analyst, 110 Rio Robles, San Jose, California 95134-1813 Fax: (408) 952-7404

IX.   MISCELLANEOUS ACKNOWLEDGEMENTS

      A. I hereby acknowledge that I understand that, but for my signing of this General Release and failure to revoke it during seven (7) days thereafter, I would not be entitled to nor would I be provided with any of the payments and benefits under the Plan. I understand that no payments and benefits will be provided to me until this General Release becomes effective. I understand further that, even if I did not sign this General Release or if I sign and then revoke it within seven (7) days thereafter, I would still be entitled to:

                  1. All wages, including any paid vacation, less applicable deductions, earned by me through my termination date; and

                  2. The opportunity, if I am eligible, to elect, at my sole expense, to continue to participate in (and, if applicable, my dependents are eligible to elect to continue their participation in) the group health insurance plans provided by the Company pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

      B. I hereby acknowledge that any agreement that I signed in connection with my employment with the Company regarding employee inventions, authorship, proprietary and confidential information shall remain in full force and effect following the termination of my employment.

                    EMPLOYEE'S ACCEPTANCE OF GENERAL RELEASE

BEFORE SIGNING MY NAME TO THIS GENERAL RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT; AND I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ____________________, 200_.

Signed this _____ day of ___________, 200_.

                                                _______________________________
                                                     Employee's Signature

                                                _______________________________
                                                     Employee's Name (Printed)

Copies of the signed release or revocation letter should be mailed or faxed to:

      Kristin Ming, Benefits Analyst, 110 Rio Robles, San Jose, California 95134-1813 Fax: (408) 952-7404